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                                                                 Exhibit (d)(3)

                          MASTER INVESTMENT PORTFOLIO

                     MASTER ADVISORY FEE WAIVER AGREEMENT

   This MASTER ADVISORY FEE WAIVER AGREEMENT (this "Agreement"), is made effective as of the 1st day of December, 2009, by and between Barclays Global Fund Advisors (the "Adviser") and Master Investment Portfolio (the "Trust"), on behalf of each of its series from time to time set forth in Schedule A attached hereto (each, a "Master Portfolio").

   WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management company, and is organized as a statutory trust under the laws of the State of Delaware, and each Master Portfolio is a series of the Trust;

   WHEREAS, the Adviser and the Trust, on behalf of each Master Portfolio, are parties to investment advisory agreements, dated on or about the date of this Agreement (the "Advisory Agreements"), pursuant to which the Adviser provides investment advisory services to each Master Portfolio in consideration of compensation based on the value of the average daily net assets of such Master Portfolio (the "Advisory Fee");

   WHEREAS, the Master Advisory Fee Waiver Agreement, dated May 1, 2006, between the Advisor and the Trust has terminated in accordance with its terms; and

   WHEREAS, the Adviser has voluntarily determined that it is appropriate and in the best interests of each Master Portfolio and its interestholders to waive all or part of each Master Portfolio's Advisory Fee as set forth in Schedule A attached hereto (the "Fee Waiver"). The Trust, on behalf of each Master Portfolio, and the Adviser, therefore, have entered into this Agreement in order to effect the Fee Waiver for each Master Portfolio at the level specified in Schedule A attached hereto on the terms and conditions set forth in this Agreement;

   NOW THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Contractual Fee Waiver. During the Term (as defined in Section 3 below), the Adviser shall waive a portion of its Advisory Fee with respect to each Master Portfolio as set forth in Schedule A attached hereto.

2. Voluntary Fee Waiver/Expense Reimbursement. Nothing herein shall preclude the Adviser and/or Barclays Global Investors, N.A. from either voluntarily waiving advisory fees or administrative fees, as applicable, it is entitled to from any series of the Trust or voluntarily reimbursing expenses of any series of the Trust, including the Master Portfolios set forth in Schedule A, as the Adviser or Barclays Global Investors, N.A., as applicable, in its discretion deems reasonable or appropriate. Any such voluntary waiver or voluntary expense reimbursement may be modified or terminated by the Adviser or Barclays Global Investors, N.A., as applicable, at any time in its sole and absolute discretion without the approval of the Trust's Board of Trustees.

3. Term; Termination.

   3.1 Term. The term ("Term") of the Fee Waiver with respect to a Master Portfolio shall begin on the date hereof (or the date on which a Master Portfolio is added to Schedule A, if later) and expire after the close of business on November 30, 2011 (or such other date as agreed to in writing between the Adviser and the Trust with respect to a Master Portfolio) unless the Fee Waiver is earlier terminated in accordance with Section 3.2. The Term of the Fee Waiver with respect to a Master Portfolio may be continued from December 1, 2011 through the close of business on April 30, 2012 and from year to year thereafter, provided that each such continuance is specifically approved by the Adviser and the Trust with respect to such Master Portfolio (including with respect to the Trust, a majority of the Trustees of the Trust who are not "interested persons," as defined in the 1940 Act, of the Adviser). Neither the Adviser nor the Trust shall be obligated to extend the Fee Waiver with respect to any Master Portfolio.

   3.2 Termination. The Fee Waiver with respect to a Master Portfolio shall terminate:

    (i)After the close of business on November 30, 2011, if such Fee Waiver is not continued through April 30, 2012 prior to December 1, 2011 in accordance with Section 3.1;

   (ii)if such Fee Waiver is so continued through April 30, 2012, but is not continued for the following year in accordance with Section 3.1, upon the next May 1st;

  (iii)upon the termination of such Master Portfolio's Advisory Agreement, unless otherwise agreed by the Adviser and the Trust;

   (iv)with respect to each Master Portfolio that is noted as a "Money Market Master Portfolio" in Schedule A attached hereto, upon a reduction in the rate at which Barclays Global Investors, N.A. is compensated with respect to the series of Barclays Global Investors Funds that is a so-called "feeder fund" of such Master Portfolio under the Administration Agreement, that is in effect as of the effective date of this Agreement, between Barclays Global Investors, N.A. and Barclays Global Investors Funds, unless otherwise agreed by the Adviser; or

    (v)a writing duly executed by the Adviser and the Trust with respect to such Master Portfolio terminating the Fee Waiver.

4. Miscellaneous.

   4.1 Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

   4.2 Interpretation. Nothing herein contained shall be deemed to require the Trust to take any action contrary to the Trust's Declaration of Trust or Bylaws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust's Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust.

   4.3 Limitation of Liability. The obligations and expenses incurred, contracted for or otherwise existing with respect to a Master Portfolio shall be enforced against the assets of such Master Portfolio or applicable class thereof and not against the assets of any other class or any other Master Portfolio or series of the Trust. It is understood and expressly stipulated that neither the interestholders of a Master Portfolio nor the Trustees of the Trust shall be personally liable hereunder.

   4.4 Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the computations of average daily net assets or of any Advisory Fee, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of any Advisory Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such Court, by rules, regulations or orders of the Securities and Exchange Commission ("SEC") issued pursuant to the 1940 Act. In addition, if the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, that provision will be deemed to incorporate the effect of that rule, regulation or order. Otherwise the provisions of this Agreement will be interpreted in accordance with the substantive laws of the State of California.

                                 [End of Text]

   IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers as of the day and year first above written.

                                             MASTER INVESTMENT PORTFOLIO on
                                             behalf of each MASTER PORTFOLIO

                                             By:
                                                  ------------------------------
                                                  H. Michael Williams
                                                  President and Chief Executive
                                                  Officer

                                             BARCLAYS GLOBAL FUND ADVISORS

                                             By:
                                                  ------------------------------
                                                  Lee T. Kranefuss
                                                  Managing Director

                                             By:
                                                  ------------------------------
                                                  H. Michael Williams
                                                  Managing Director

           [Signature page to Master Advisory Fee Waiver Agreement]

                                  SCHEDULE A

LifePath Master Portfolios:

 (all percentages are expressed as a percentage of average daily net assets):

                                         Contractual
Master Portfolio                         Advisory Fee                     Advisory Fee Waiver
----------------                         ------------ -------------------------------------------------------------
LifePath Retirement Master Portfolio....     0.35%       With respect to each such Master Portfolio, an amount
LifePath 2020 Master Portfolio..........     0.35%        equal to the aggregate investment advisory fees and
LifePath 2030 Master Portfolio..........     0.35%      administration fees, if any, received by the Adviser or
LifePath 2040 Master Portfolio..........     0.35%        Barclays Global Investors, N.A. from each investment
LifePath 2050 Master Portfolio..........     0.35%       company in which such Master Portfolio invests as part
                                                      of such Master Portfolio's asset allocation strategy that is part of the same "group of investment companies" (as
                                                         defined in Section 12(d)(1)(G)(ii) of the 1940 Act) as
                                                                         such Master Portfolio.

The Term of each such Advisory Fee Waiver shall expire after the close of business on November 30, 2011.

Money Market Master Portfolios:

  (all percentages are expressed as a percentage of average daily net assets)

                                                   Contractual  Advisory Fee Net Advisory Fee
Master Portfolio                                   Advisory Fee    Waiver      After Waiver
----------------                                   ------------ ------------ ----------------
Money Market Master Portfolio.....................     0.10%        0.03%          0.07%
Prime Money Market Master Portfolio...............     0.10%        0.03%          0.07%
Government Money Market Master Portfolio..........     0.10%        0.03%          0.07%
Treasury Money Market Master Portfolio............     0.10%        0.03%          0.07%

The Term of each such Advisory Fee Waiver shall expire after the close of business on November 30, 2011.

CoreAlpha Bond Master Portfolio:

                                                   Contractual  Advisory Fee Net Advisory Fee
Master Portfolio                                   Advisory Fee    Waiver      After Waiver
----------------                                   ------------ ------------ ----------------
CoreAlpha Bond Master Portfolio...................     0.25%        0.10%          0.15%

The Term of this Advisory Fee Waiver shall begin on the date that the BGI CoreAlpha Bond Fund, a series of Barclays Global Investors Funds that will be a so-called "feeder fund" of the CoreAlpha Bond Master Portfolio, commences operations and shall expire after the close of business on November 30, 2011.

                                             MASTER INVESTMENT PORTFOLIO on
                                             behalf of each MASTER PORTFOLIO

                                             By:
                                                  ------------------------------
                                                  H. Michael Williams
                                                  President and Chief Executive
                                                  Officer

                                             BARCLAYS GLOBAL FUND ADVISORS

                                             By:
                                                  ------------------------------
                                                  Lee T. Kranefuss
                                                  Managing Director

                                             By:
                                                  ------------------------------
                                                  H. Michael Williams
                                                  Managing Director

Approved and Amended by the Board of Trustees of Master Investment Portfolio on December 1, 2009.

[Schedule A to Master Investment Portfolio Advisory Fee Waiver Agreement]

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